SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT


      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       February 2, 1994


                             SPARTECH CORPORATION
            (Exact name of registrant as specified in its charter)


         DELAWARE                  1-5911                43-0761773
(State or other jurisdiction     (Commission            (IRS Employer
   of incorporation)              File Number)        Identification No.)


 7777 Bonhomme Avenue, Suite 1001, Clayton, Missouri               63105
 (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:        (314) 721-4242

                             SPARTECH CORPORATION

                                   FORM 8-K


Item 2.  Acquisition or Disposition of Assets

      On February 2, 1994, Spartech Corporation ("the Company") completed the acquisition of Product Components, Inc. ("ProCom") and ProCom's affiliates. The purchase included two rigid plastic sheet and rollstock manufacturing plants, located in Richmond, Indiana and Clare, Michigan, along with various other assets of ProCom.

      The acquired assets were used by ProCom in the business of manufacturing and selling extruded rigid plastic sheet & roll-stock produced from various resins, including polyethylenes, high impact polystyrenes, crystal polystyrenes, acrylonitrile-butadiene-styrenes, high impact acrylics and other related specialty alloys and blends. ProCom's rigid plastic sheet & rollstock was sold to a large group of manufacturers, who thermoformed, cut and trimmed the plastic sheet & rollstock into end products, such as golf carts, material handling systems, and automotive/recreational vehicle parts. The Company intends to use the acquired assets in the same manner as ProCom.

      The purchase price for Procom's net assets, exclusive of working capital purchased, totaled $8 million of which $7 million was paid in cash, subject to post-closing adjustments. The purchase price was determined by arms' length negotiations between the parties. To facilitate the funding of the purchase, the Company amended its credit arrangement with Chemical Bank by increasing the limit on its revolving credit loan from $30 million to $38 million.

Item 7.  Financial Statements and Exhibits

  (a) Financial statements of businesses acquired.

      At present, it is impractical for the Company to provide required financial statements for the acquired business, but such financial statements will be filed by an amendment to this report within 60 days after the time for filing this report.

  (b) Pro forma financial information.

      At present, it is impractical for the Company to provide required pro forma financial information relative to the acquired business, but such financial information will be filed by an amendment to this report within 60 days after the time for filing this report.

  (c) Exhibits


         2        Asset Purchase Agreement dated January 11, 1994
                  (Exclusive of exhibits and schedules referred to
                   in said agreement)

        99        Spartech Corporation Press Release issued on
                  February 3, 1994

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 SPARTECH CORPORATION



Date   2/14/94                            By /S/ David B. Mueller
                                             David B. Mueller
                                             Vice President of Finance and
                                             Chief Financial Officer





                                   EXHIBIT 2




                           ASSET PURCHASE AGREEMENT

                                    BETWEEN

                             SPARTECH CORPORATION,
                                   as Buyer,

                                      AND

                           PRODUCT COMPONENTS, INC.,
                                  as Seller,















                               January 11, 1994

                               TABLE OF CONTENTS


                                   ARTICLE I

PURCHASE AND SALE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      1.1   Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
            1.1.1  Included Assets . . . . . . . . . . . . . . . . . . . . . 2
            1.1.2  Excluded Assets . . . . . . . . . . . . . . . . . . . . . 3
      1.2   Purchase.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
      1.3   The Purchase Price . . . . . . . . . . . . . . . . . . . . . . . 4
            1.3.1  Purchase Price. . . . . . . . . . . . . . . . . . . . . . 4
            1.3.2  Payment of Purchase Price . . . . . . . . . . . . . . . . 4
            1.3.3  Allocation of Purchase Price. . . . . . . . . . . . . . . 5
      1.4  Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . 6
      1.5   Closing Balance Statement. . . . . . . . . . . . . . . . . . . . 9

                                  ARTICLE II

CLOSING ITEMS TO BE DELIVERED THIRD PARTY CONSENTS
AND FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . . .10
      2.1  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
      2.2  Items to be Delivered at Closing. . . . . . . . . . . . . . . . .10
      2.3  Third Party Consents. . . . . . . . . . . . . . . . . . . . . . .11
      2.4  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . .12

                                  ARTICLE III

REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . .12
      3.1  Representations and Warranties of Seller and the
            Stockholder. . . . . . . . . . . . . . . . . . . . . . . . . . .12
            3.1.1  Corporate Existence . . . . . . . . . . . . . . . . . . .12
            3.1.2  Power; Authorization; Enforceable
                    Obligations. . . . . . . . . . . . . . . . . . . . . . .12
            3.1.3  No Interest in Other Entities . . . . . . . . . . . . . .13
            3.1.4  Validity of Contemplated Transactions, etc. . . . . . . .13
            3.1.5  No Third Party Options. . . . . . . . . . . . . . . . . .13
            3.1.6  Financial Statements. . . . . . . . . . . . . . . . . . .13
            3.1.7  Accounts Receivable . . . . . . . . . . . . . . . . . . .14
            3.1.8  Inventory . . . . . . . . . . . . . . . . . . . . . . . .14
            3.1.9  Absence of Undisclosed Liabilities. . . . . . . . . . . .14
            3.1.10 Tax and Other Returns and Reports . . . . . . . . . . . .15
            3.1.11 Books of Account. . . . . . . . . . . . . . . . . . . . .15
            3.1.12 Existing Condition. . . . . . . . . . . . . . . . . . . .16
            3.1.13 Title to Properties . . . . . . . . . . . . . . . . . . .17
            3.1.14 Condition of Tangible Assets. . . . . . . . . . . . . . .18
            3.1.15 Compliance with Law; Authorizations . . . . . . . . . . .18
            3.1.16 Transactions With Affiliates. . . . . . . . . . . . . . .18
            3.1.17 Litigation. . . . . . . . . . . . . . . . . . . . . . . .19
            3.1.18 Insurance . . . . . . . . . . . . . . . . . . . . . . . .19
            3.1.19 Contracts and Commitments . . . . . . . . . . . . . . . .19
            3.1.20 Additional Information. . . . . . . . . . . . . . . . . .21
            3.1.21 Labor Matters . . . . . . . . . . . . . . . . . . . . . .22
            3.1.22 Employee Benefit Plans and Arrangements . . . . . . . . .22
            3.1.23 Intellectual Property Matters . . . . . . . . . . . . . .23
            3.1.24 Environmental Matters . . . . . . . . . . . . . . . . . .23
            3.1.25 Real Property . . . . . . . . . . . . . . . . . . . . . .25
            3.1.26 Availability of Documents . . . . . . . . . . . . . . . .26
            3.1.27 Assets. . . . . . . . . . . . . . . . . . . . . . . . . .26
            3.1.28 Conditions Affecting Seller . . . . . . . . . . . . . . .27
            3.1.29 Consents and Approvals. . . . . . . . . . . . . . . . . .27
            3.1.30 Completeness of Disclosure. . . . . . . . . . . . . . . .27
      3.2  Representations and Warranties of Purchaser . . . . . . . . . . .27
            3.2.1  Corporate Existence . . . . . . . . . . . . . . . . . . .27
            3.2.2  Corporate Power; Authorization;
                    Enforceable Obligations. . . . . . . . . . . . . . . . .27
            3.2.3  Validity of Contemplated
                    Transactions, etc. . . . . . . . . . . . . . . . . . . .28
      3.3  Survival of Representations and Warranties. . . . . . . . . . . .28

                                  ARTICLE IV

INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
      4.1  Indemnification by Seller and Stockholders. . . . . . . . . . . .28
      4.2  Indemnification by Purchaser. . . . . . . . . . . . . . . . . . .29
      4.3  Indemnification Procedures. . . . . . . . . . . . . . . . . . . .29
      4.4  Limits on Indemnification . . . . . . . . . . . . . . . . . . . .31
      4.5  Compliance with Bulk Sales Laws . . . . . . . . . . . . . . . . .32
      4.6  Other Rights and Remedies Not Affected. . . . . . . . . . . . . .32

                                   ARTICLE V

CONDITIONS TO OBLIGATIONS OF BUYER . . . . . . . . . . . . . . . . . . . . .32
      5.1   Accuracy of Representations and Warranties . . . . . . . . . . .32
      5.2   Performance of Covenants . . . . . . . . . . . . . . . . . . . .32
      5.3  No Material Change. . . . . . . . . . . . . . . . . . . . . . . .33
      5.4  Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . .33
      5.5  Licenses and Permits. . . . . . . . . . . . . . . . . . . . . . .33
      5.6  Environmental and Structural Inspection . . . . . . . . . . . . .33
      5.7   Title Insurance. . . . . . . . . . . . . . . . . . . . . . . . .33
      5.8  Consulting and Noncompetition Agreement . . . . . . . . . . . . .33

                                  ARTICLE VI

CONDITIONS TO OBLIGATIONS OF SELLER. . . . . . . . . . . . . . . . . . . . .34
      6.1   Accuracy of Representations and Warranties . . . . . . . . . . .34
      6.2   Performance of Covenants . . . . . . . . . . . . . . . . . . . .34
      6.3   Legal Proceeding . . . . . . . . . . . . . . . . . . . . . . . .34
      6.4   Consulting and Noncompetition Agreement. . . . . . . . . . . . .34

                                  ARTICLE VII

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
      7.1   Access to Information. . . . . . . . . . . . . . . . . . . . . .34
      7.2   No Shopping. . . . . . . . . . . . . . . . . . . . . . . . . . .34
      7.3   Relocation of Lines. . . . . . . . . . . . . . . . . . . . . . .35
      7.4  Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . .35
      7.5  Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
      7.6  Discharge of Business Obligations . . . . . . . . . . . . . . . .35
      7.7  Maintenance of Books and Records. . . . . . . . . . . . . . . . .36
      7.8  Payments Received . . . . . . . . . . . . . . . . . . . . . . . .36
      7.9  Covenant Not to Compete . . . . . . . . . . . . . . . . . . . . .37
      7.10 Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
      7.11 Completion of Schedules . . . . . . . . . . . . . . . . . . . . .38

                                 ARTICLE VIII

TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

                                  ARTICLE IX

MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
      9.1  Brokers' and Finders' Fees. . . . . . . . . . . . . . . . . . . .39
      9.2  Sales, Transfer and Documentary Taxes. etc. . . . . . . . . . . .39
      9.3  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
      9.4  Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
      9.5  Contents of Agreement; Parties in Interest; etc.. . . . . . . . .40
      9.6  Assignment and Binding Effect . . . . . . . . . . . . . . . . . .40
      9.7  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
      9.8  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
      9.9  Missouri Law to Govern. . . . . . . . . . . . . . . . . . . . . .41
      9.10  No Benefit to Others . . . . . . . . . . . . . . . . . . . . . .41
      9.11  Headings, Gender and "Person." . . . . . . . . . . . . . . . . .41
      9.12  Schedules and Exhibits . . . . . . . . . . . . . . . . . . . . .42
      9.13  Severability . . . . . . . . . . . . . . . . . . . . . . . . . .42
      9.14  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .42
      9.15  Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . . . .42
      9.20  Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . .42

                                   SCHEDULES

3.1.1       Qualification To Do Business
3.1.9       Undisclosed Liabilities
3.1.13      Liens
3.1.14      Lease Property
3.1.15      Permits and Authorizations
3.1.16      Affiliate Transactions
3.1.17      Litigation
3.1.19      Contracts and Commitments
3.1.20      Additional Information
3.1.22      Employee Benefit Plans
3.1.23      Intellectual Property
3.1.24      Environmental Matters
3.1.25      Real Property
3.1.29      Consents and Approvals

                                   EXHIBITS

A     Opinion of Seller's Counsel
B     Opinion of Purchaser's Counsel
C     Consulting and Noncompetition Agreement
D     Purchase Price Calculation Example

                           ASSET PURCHASE AGREEMENT


      ASSET PURCHASE AGREEMENT, dated as of January 11, 1994, by and among Spartech Corporation, a Delaware corporation
("Purchaser"), Product Components, Inc., a Florida corporation
("Seller"), and Claude Cason, Jr., the majority stockholder of Seller (the "Stockholder").

                             W I T N E S S E T H:

      WHEREAS, Seller has been and is engaged in the business of manufacturing and selling extruded plastic sheet produced from various resins, including polyethylenes, polypropylenes, high impact polystyrenes, crystal polystyrenes, acrylonitrile-butadiene-styrenes, high impact acrylics and other related specialty alloys and blends (the "Business");

      WHEREAS, Purchaser desires to acquire from Seller and certain affiliates of Seller, namely C.C.E., Inc., PCI Manufacturing and Claude Cason, Sr. (collectively referred to as the "Related Parties"), and Seller desires to sell to Purchaser, and to cause the Related Parties to transfer to Buyer, the Business and certain of the assets of Seller and the Related Parties, except for certain Excluded Assets (as hereinafter defined), all upon and subject to the terms and conditions hereinafter set forth; and

      WHEREAS, the Stockholder owns a majority of the outstanding common stock of Seller and will receive substantial benefit as a result of the performance by Purchaser of its obligations under this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                               PURCHASE AND SALE

      1.1   Sale.  At the Closing hereunder (as defined in Section
2.1 hereof) and except as otherwise specifically provided in this
Section 1.1, Seller shall, and shall cause the Related Parties to, grant, sell, convey, assign, transfer and deliver to Purchaser, upon and subject to the terms and conditions of this Agreement, all right and title and interest of Seller and the Related Parties in and to (a) the Business as a going concern, and (b) all of the assets, properties and rights of Seller and the Related Parties constituting the Business or used therein, of every kind and description, real, personal and mixed, tangible and intangible, wherever situated (which Business, goodwill, assets, properties and rights are herein sometimes called the "Assets"), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, except Permitted Liens as defined in Section 3.1.13 hereof.

            1.1.1 Included Assets. The Assets shall include without limitation the following assets, properties and rights owned by Seller or the Related Parties relating to the Business, except as otherwise expressly set forth in Section 1.1.2 hereof:

            (a)   13 extrusion lines and auxiliary equipment;

            (b) all machinery, equipment, tools, vehicles, furniture, furnishings, leasehold improvements, goods and other tangible personal property;

            (c) all prepaid items, unbilled costs and fees, and accounts, notes and other receivables relating to the Business and receivables due from Seller's employees hired by Purchaser;

            (d) all supplies and inventories and office and other supplies;

            (e) to the extent permitted by applicable law, all rights under any written or oral contract, agreement, lease, plan, instrument, registration, license, certificate of occupancy, other permit or approval or any nature, or other document, commitment, arrangement, undertaking, practice or authorization;

            (f) all rights under any patent, trademark, service mark, trade name or copyright, whether registered or unregistered, and any applications therefor;

            (g) all technologies, methods, data bases, trade secrets, know-how, inventions, formulas, recipes, process sheets and mixing instructions and other intellectual property used in the Business or under development;

            (h) all computer hardware, software (including documentation and related object and source codes) and peripherals;

            (i) all rights or choses in action arising out of occurrences before or after the Closing, including without limitation all rights under express or implied warranties relating to the Assets;

            (j) all assets and properties reflected on the Closing Balance Sheet as defined in Section 1.5;

            (k) all information, files, records, data, plans, contracts and recorded knowledge, including customer and supplier lists, related to the foregoing;

            (l)   all goodwill of the Business;

            (m) the real property located in Richmond, Indiana and Clare, Michigan described on Schedule 3.1.25 hereto, including without limitation all appurtenances and improvements thereto, including all rights, privileges and appurtenant easements, minerals, hydrocarbons, water and other substances on and under such property, as well as all development rights, air rights, and water rights relating thereto and any other easements, rights-of-way or appurtenances used in connection with the beneficial use and enjoyment thereof and all buildings and fixtures thereon, including without limit all structures and improvements attached thereto, together with any surveys relating thereto; and

            (n) cash and cash equivalents relating to the Business.

            1.1.2 Excluded Assets. Notwithstanding the foregoing, the Assets shall not include any of the following (the "Excluded
Assets"):


            (a) any assets, properties or rights of Seller used exclusively in the business of rubber related products manufactured and marketed by Seller's "Promat" division operated in Richmond, Indiana, including without limit four extrusion lines relating to "Promat" products and ancillary equipment listed on Schedule 1.1.2, accounts receivable due from "Promat" customers in the approximate amount of $300,000 and "Promat" inventory in the approximate amount of $100,000;

            (b) the corporate seal, certificate of incorporation, minute books, stock books, tax returns, books of account or other records having to do with the corporate organization of Seller;

            (c) the rights which accrue or will accrue to Seller under this Agreement;

            (d) the rights to any of Seller's claims for any federal, state, local, or foreign income tax refunds;

            (e)   the assets, properties or rights set forth on
      Schedule 1.1.2.;

            (f) Accounts receivable due from Injectech (Aeropro) in the approximate amount of $472,000;

            (g) Notes and receivables due from employees of the Business not hired by Purchaser.

      1.2 Purchase. At the Closing hereunder, Purchaser shall purchase the Assets from Seller and the Related Parties, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller and the Stockholder contained herein, in exchange for the Purchase Price (hereinafter defined in Section 1.3 hereof). In addition, Purchaser shall assume at the Closing and agree to pay, discharge or perform, as appropriate, certain liabilities and obligations of Seller only to the extent and as provided in this Agreement. Except as specifically provided in this Agreement, Purchaser shall not assume and shall not be responsible for any liabilities or obligations of the Business or Seller.

      1.3   The Purchase Price.

            1.3.1 Purchase Price. The Purchase Price shall be an amount equal to the sum of the following, but in no event more than $13,700,000:

            (a) The amount of Seller's accounts receivables due from customers of the Business assigned to Buyer at the Closing consistent with Seller's historical accounting but before any allowances for bad debts;

            (b) The value of Seller's inventory transferred to Buyer at the Closing valued in accordance with Seller's historical accounting after adjustments from book value to actual physical inventory count; and

            (c) $5,000,000 representing the agreed value the value of Seller's and the Related Parties' land, buildings and equipment transferred to Buyer at the Closing.

            1.3.2  Payment of Purchase Price.

            (a) The Purchase Price up to a maximum of $13,700,000 shall be paid as follows:

                  (i) By Buyer assuming Seller's accounts payable, accrued liabilities, including accrued payroll taxes, and indebtedness to banks and/or Durakon Industries, Inc. relating to the Business existing as of the Closing up to a maximum of $12,700,000.

                (ii) $1,000,000 in cash at Closing; provided, however, that to the extent that the sum of Promat receivables and inventory and Injectech (Aeropro) receivables included in Excluded Assets are less than $872,000, the Purchase Price shall be increased by such amount which shall be paid in cash at Closing, but in no event shall such cash portion of the Purchase Price exceed $1,872,000 in the aggregate.

            (b) To the extent that the sum of accounts payable, accrued liabilities, indebtedness to banks and/or Durakon Industries, Inc. assumed by Buyer and cash paid at Closing exceeds the Purchase Price by more than $300,000, the cash portion of the Purchase Price shall be reduced by an amount equal to 50% of such excess.

            (c) The Purchase Price shall be preliminarily determined at Closing based upon Seller's Interim Balance Sheet (as hereinafter defined) after increasing Seller's accrued reserve for returned goods by $50,000 above Seller's historical reserve for returned goods subject to adjustment pursuant to Section 1.5 hereof. Six months after Closing, the unused portion, if any, of such $50,000 reserve shall be paid to Seller.

            (d) By notice to Purchaser given at least three business days prior to the Closing, Seller may designate equipment related to Seller's "Promat" division (the "Promat Equipment") referred to in Section 1.1.2(a) of this Agreement which Seller does not wish to retain as part of the Excluded Assets. In such event, the equipment so designated by Seller shall be included in the Assets transferred to Purchaser at Closing. The cash portion of the Purchase Price shall be adjusted at Closing based upon such list of Promat Equipment as ultimately determined by reducing such cash amount to the extent the value of such Promat Equipment exceeds $600,000 and increasing such cash amount to the extent such value is less than $600,000; provided, however, that regardless of the value of the equipment so designated by Seller in no event shall the cash portion of the Purchase Price be increased by more than $100,000. In making such adjustments, the Promat Equipment shall be valued at the amounts shown on Schedule 1.1.2.

            (e) The Purchase Price and the amount of cash payable to Seller at Closing shall be calculated in accordance with the example attached hereto as Exhibit D.

            1.3.3 Allocation of Purchase Price. The Purchase Price, the liabilities assumed by Purchaser in accordance with
Section 1.4 hereof and any non-recourse liabilities to which any Asset is subject, as finally determined, shall be allocated among the Assets acquired hereunder by mutual agreement of the parties. If the parties cannot agree on such allocations within 90 days after the Closing, Seller, Stockholder and Purchaser hereby agree that the Assets shall be valued for purposes of the allocation under this Section 1.3.3 in accordance with a written appraisal made by a nationally recognized appraisal firm to be selected by Purchaser, and in accordance with the requirements of Section 1060 of the Internal Revenue Code. Such appraisal shall be conducted at Purchaser's sole direction and completed no less than 30 days prior to the earlier to occur of the due date, including extensions, for filing the U.S. federal income tax return for either Seller or Purchaser for the fiscal year which includes the Closing Date. The cost of such appraisal shall be borne by Purchaser. Seller and Purchaser agree to make all appropriate tax filings on a basis consistent with such appraisal and to exchange drafts of any information returns required by
Section 1060 of the Internal Revenue Code, and all similar state statutes, ten days prior to filing any such return. Seller, Purchaser and the Stockholder hereby covenant and agree not to take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 1.3.3 or Schedule 1.3.3.

      1.4 Assumption of Liabilities. At the Closing hereunder and except as otherwise specifically provided in this Section
1.4, Purchaser shall assume and agree to pay, discharge or perform, as appropriate, the following liabilities and obligations of Seller:

            (a) all liabilities and obligations of Seller in respect of the Business existing as of the Interim Balance Sheet Date used in calculating the Purchase Price, but only if and to the extent that the same are accrued or reserved for on the Interim Balance Sheet and remain unpaid and undischarged on the Closing Date;

            (b) all liabilities and obligations of Seller arising in the regular and ordinary course of the Business between the Interim Balance Sheet Date and the Closing Date, but only if and to the extent that the same remain unpaid and undischarged on the Closing Date and are accrued or reserved for on the Closing Balance Sheet, but also including any liabilities of Seller for refunds of unearned vendor rebates;

            (c) all liabilities and obligations of Seller with respect to product returns after Closing relating to goods shipped by Seller prior to Closing to the extent reserved against in Seller's Closing Balance Sheet and 50% of such liabilities and obligations not so reserved against, with Seller continuing to be responsible for the balance thereof;

            (d) the prosecution of any pending collection claims and lawsuits to collect Seller's accounts receivables, but excluding any liabilities based upon action of Seller prior to the Closing; and

            (e) all liabilities and obligations of Seller in respect of the agreements, contracts, commitments and leases which are specifically identified in any list called for by subsections (a), (b), (c), (e) or (f) of Section 3.1.19 hereof or not required to be identified on any such list in accordance with the provisions of Section 3.1.19, except that Purchaser shall not assume or agree to pay, discharge or perform any:

                  (i) liabilities or obligations of the aforesaid character existing as of the Interim Balance Sheet Date, and which under generally accepted accounting principles should have been accrued or reserved for on a balance sheet or the notes thereto as a liability or obligation, if and to the extent that the same were not accrued or reserved for on the Interim Balance Sheet;

                  (ii) liabilities or obligations of the aforesaid character existing as of the Closing Date, and which under generally accepted accounting principles should have been accrued or reserved for on a balance sheet or the notes thereto as a liability or obligation, if and to the extent that the same were not accrued or reserved for on the Closing Balance Sheet;

                  (iii) liabilities or obligations arising out of any breach by Seller of any provision of any agreement, contract, commitment or lease referred to in this subsection
      (c), including but not limited to liabilities or obligations arising out of Seller's failure to perform any agreement, contract, commitment or lease in accordance with its terms prior to the Closing.

                  In no event, however, shall Purchaser assume or incur any liability or obligation under this Section 1.4 or otherwise in respect of any of the following:

                  (iv)  except as otherwise expressly provided
      herein, any "Indebtedness" of Seller or any Related Party, which for purposes of this Agreement shall mean and include
      (i) except to the extent expressly assumed hereunder, all obligations for borrowed money or other extensions of credit, whether or not secured, absolute or contingent including, without limitation, unmatured reimbursement obligations arising from letters of credit or guarantees issued for the account of or on behalf of Seller or any Related Party; (ii) all obligations representing the deferred purchase price of property other than accounts payable arising in connection with the purchase of inventory whether or not secured; (iii) all obligations evidenced by bonds, notes, debentures or other similar instruments; (iv) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by Seller or any Related Party whether or not the obligations secured thereby shall have been assumed; (v) all obligations as lessee under capital leases; (vi) all guarantees; and
      (vii) all obligations which are due and payable out of the proceeds of, or production from, property now or hereafter owned or acquired by Seller or any Related Party.

                  (v) any product liability or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Seller or any Related Party, or alleged to have been made by Seller or any Related Party, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of Seller or any Related Party on or prior to the Closing, including without limitation any claim relating to any product delivered in connection with the performance of such service and any claim seeking recovery for consequential damage, lost revenue or income;

                  (vi) any federal, state or local income or other tax (A) payable with respect to the business, assets, properties or operations of Seller, any Related Party or the Stockholder or any member of any affiliated group of which any of them is a member for any period prior to the Closing Date, or (B) incident to or arising as a consequence of the negotiation or consummation by Seller or the Stockholder or any member of any affiliated group of which any of them is a member of this Agreement and the transactions contemplated hereby;

                  (vii)  any liability or obligation exclusively
      relating to, under or in connection with any of the Excluded
      Assets;

                  (viii) except to the extent set forth in Seller's Closing Balance Sheet or pursuant to Section 1.4(e) any liability or obligation arising prior to or as a result of the Closing to any employees, agents or independent contractors of Seller, whether or not employed by Purchaser after the Closing (including without limitation any bonus or bonuses payable as the result of the consummation of the transactions contemplated hereby), or under any benefit arrangement with respect thereto;

                  (ix) any liability or obligation of Seller or the Stockholder arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and fees and expenses of counsel, accountants and other experts; or

                  (x) any liability to Seller, the Stockholder, the Related Parties or any of their respective affiliates to the extent that the aggregate of assumed liabilities to such parties exceeds $200,000 exclusive of obligations to the Stockholder arising under the Consulting and Noncompetition Agreement provided for herein.

The liabilities of Seller assumed by Purchaser under this Agreement are referred to herein as the "Assumed Liabilities." The liabilities of Seller not assumed by Purchaser under this Agreement are referred to herein as the "Excluded Liabilities."

      1.5 Closing Balance Sheet. Not later than 30 days after the Closing Date, Seller shall deliver to Purchaser a balance sheet of the Business as of the Closing Date, prepared consistently with the Interim Balance Sheets ("Seller's Closing Balance Sheet"). In connection with preparation of Seller's Closing Balance Sheet, Seller shall perform a physical inventory on the Closing Date, and Purchaser shall have the right to have a representative present at all times during such physical inventory. Seller's Closing Balance Sheet shall (i) specifically identify all assets reflected thereon which are deemed by Seller to be Excluded Assets and all liabilities reflected thereon which are deemed by Seller to be Excluded Liabilities, (ii) shall include as liabilities any liabilities of the Related Parties assumed by Purchaser and (iii) shall include a reserve for returned goods $50,000 greater than Seller's historical reserve for returned goods. Purchaser shall review, or cause its independent accountants to review, Seller's Closing Balance Sheet within 30 days of receipt thereof by Purchaser. Upon completion of such review, Purchaser shall deliver to Seller a balance sheet of the Business at the Closing Date which shall contain all revisions deemed to be appropriate by Purchaser from the Seller's Closing Balance Sheet (the "Purchaser's Closing Balance Sheet"), including any revised identification of any Excluded Assets or Excluded Liabilities.

            Any dispute which may arise between Seller and purchaser as to such financial statements and the calculation of the Purchase Price shall be resolved in the following manner:

            (a) Seller, if it disputes the Purchaser's Closing Balance Sheet or the calculation of the Purchase Price, shall notify Purchaser in writing within 15 days after Seller's receipt of Purchaser's Closing Balance Sheet; such notice shall specify in reasonable detail the nature of the dispute;

            (b) during the 15 day period following the date of such notice, Seller and Purchaser shall attempt to resolve such dispute and to determine the appropriateness of the Purchaser's Balance Sheet or the calculation of the Purchase Price; and

            (c) if at the end of the 15 day period specified in subsection (b) above, Seller and Purchaser shall have failed to reach a written agreement with respect to such dispute, the matter shall be referred to the accounting firm of Ernst & Young, independent certified public accountants (the "Arbitrator"), which shall act as an arbitrator and shall issue its report as to the balance sheet or the calculation of the Purchase Price within 60 days after such dispute is referred to the Arbitrator. Each of the parties hereto shall bear all costs and expenses incurred by it in connection with such arbitration, except that the fees and expenses of the Arbitrator hereunder shall be borne equally by Seller and Purchaser. This provision for arbitration shall be specifically enforceable by the parties and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom.

            References in this Agreement to the "Closing Balance Sheet" shall mean the balance sheet of the Business at the Closing Date, as agreed to or finally determined in accordance with this Section 1.5. The "Adjustment Date" shall be the later of the 15th day after delivery by Purchaser of the Purchaser's Closing Balance Sheet pursuant hereto, or the date upon which any dispute concerning the balance sheet of the Business at the Closing Date or the amount of the Net Assets is resolved.

            If the Purchase Price is adjusted as a result of the Closing Balance Sheet, the party owing the adjustment shall pay the same within ten days of such determination. If the Purchase Price is reduced and Seller has not paid Purchaser the amount of such adjustment within ten days of such determination, Purchaser may offset the amount due against any payments due Seller or any of the Related Parties.

                                  ARTICLE II

              CLOSING ITEMS TO BE DELIVERED THIRD PARTY CONSENTS
                            AND FURTHER ASSURANCES

      2.1 Closing. The closing (the "Closing") of the sale and purchase of the Assets shall take place at 10:00 a.m., local time, on January 31, 1994 at the offices of Seller, 941 Broadmoor Terrace, Richmond, Indiana 47374. The date of the Closing is sometimes herein referred to as the "Closing Date."

      2.2 Items to be Delivered at Closing. At the Closing and subject to the terms and conditions herein contained:

                  (a)   Seller shall deliver to Purchaser the
      following:

                        (i)  Bills of sale from Seller and the
      Related Parties;

                      (ii)  Assignments of contracts and leases
      included in the Assets;

                     (iii) General warranty deeds for Real Property included in the Assets;

                      (iv)  Certified copies of resolutions of
      Seller's Board of Directors and the stockholder authorizing the sale of the Assets and the execution, delivery and performance of this Agreement by Seller;

                        (v)  Pay-off letters, UCC-3 termination
      statements, releases and other documents needed to release all liens or security interests on the Assets, except with respect to indebtedness assumed by Purchaser;

                      (vi)  An opinion of Seller's counsel in the
      form of Exhibit A; and

                     (vii)  Such other documents, certificates or
      instruments as Buyer may reasonably request or which are appropriate to complete the transactions contemplated by this Agreement.

Simultaneously with such delivery, Seller shall take all such steps as may be required to put Purchaser in actual possession and operating control of the Assets.

            (b) Purchaser shall deliver to or for the account of Seller the following:

                        (i)  the cash portion of the Purchase Price;

                      (ii)  an opinion of Buyer's counsel in the
      form of Exhibit B; and

                     (iii)  such other documents, instruments or
      certificates receipt of which is a condition to the performance of Seller's obligations under this Agreement.

      2.3 Third Party Consents. To the extent that Seller's rights under any agreement, contract, commitment, lease, Authorization (as defined in Section 3.1.15) or other Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Asset in question so that Purchaser would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Asset, shall act after the Closing as Purchaser's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Asset, with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser.

      2.4 Further Assurances. Seller and the Stockholder from time to time after the Closing, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets, or to better enable Purchaser to complete, perform or discharge any of the liabilities or obligations assumed by Purchaser at the Closing pursuant to Section 1.4 hereof. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of Seller and the Stockholder. Seller and the Stockholder hereby jointly and severally represent and warrant to Purchaser as follows:

            3.1.1 Corporate Existence. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to carry on the Business as presently conducted and to own, operate and lease the Assets. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified could have a material adverse effect on Seller or the Business, all of which jurisdictions where Seller is so qualified are listed on Schedule 3.1.1 hereto.

            3.1.2 Power; Authorization; Enforceable Obligations. Each of Seller and the Stockholder has the power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller and the Stockholder have been duly authorized by all necessary corporate and stockholder action. This Agreement and the other agreements, documents and instruments delivered by Seller or the Stockholder in connection herewith (the "Seller's Documents") have been duly executed and delivered on behalf of Seller and the Stockholder by duly authorized officers of Seller and the Stockholder, and this Agreement and the Seller's Documents constitute the legal, valid and binding obligations of such of Seller and the Stockholder as shall be a party thereto, enforceable against such party in accordance with their respective terms.

            3.1.3 No Interest in Other Entities. No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity are included in the Assets.

            3.1.4 Validity of Contemplated Transactions, etc. The execution, delivery and performance of this Agreement by Seller and the Stockholder does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which Seller or the Stockholder is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller or the Stockholder, (c) the charter documents of Seller or any securities issued by Seller, or (d) except for required consents to be obtained from Seller's lenders prior to Closing, any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization, or other instrument, document or understanding, oral or written, to which Seller or the Stockholder is a party, by which Seller or the Stockholder may have rights or by which any of the Assets may be bound or affected, or give any person with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller or the Stockholder thereunder. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Seller or any Stockholder.

            3.1.5 No Third Party Options. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any of Seller's or the Related Parties' assets, properties or rights included in the Assets or any interest therein, except for those contracts entered into in the normal course of business consistent with past practice for the sale of inventory of Seller.

            3.1.6 Financial Statements. Seller has delivered to Purchaser true and complete copies of (a) the balance sheets of Seller at May 31, 1993, 1992 and 1991 and the related statements of income, retained earnings and cash flows for the fiscal years then ended, certified by Seller's Auditors; and (b) an unaudited balance sheet of Seller at November 30, 1993 and related statement of income, for the six month period then ended, all of which have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Such balance sheets, including the related notes, fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of Seller at the dates indicated and such statements of income, retained earnings and cash flows fairly present the results of operations, changes in retained earnings and cash flows of Seller for the periods indicated. The unaudited financial statement as at and for the period ending November 30, 1993 contains all adjustments, necessary to present fairly in all material respects the financial position for the period then ended. Subject to inventory adjustments based on a physical count, the Interim Balance Sheet specifically identifies the assets and liabilities which, if the Closing had been held on the Interim Balance Sheet Date, would have been transferred to or assumed by Purchaser in accordance herewith. References in this Agreement to the "Interim Balance Sheet" shall mean the balance sheet of the Business as at November 30, 1993 referred to above; and references in this Agreement to the "Interim Balance Sheet Date" shall be deemed to refer to November 30, 1993.

            3.1.7 Accounts Receivable. The accounts receivable of Seller arising from the Business as set forth on the Interim Balance Sheet or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice and are not subject to any known defenses, set-offs or counterclaims, except as set forth on Schedule 3.1.17.

            3.1.8 Inventory. All inventory of Seller used in the conduct of the Business, including without limitation raw materials, work-in process and finished goods, reflected in the Interim Balance Sheet or acquired since the date thereof, was acquired and has been maintained in the ordinary course of the Business; and will not be adulterated, misbranded, mispackaged or mislabeled within the meaning of, or in violation of, any applicable local, state or federal laws or regulations.
Purchaser is otherwise accepting Seller's inventory "as is". Seller is not under any liability or obligation with respect to the return of inventory in the possession of customers.

            3.1.9 Absence of Undisclosed Liabilities. Except as set forth in Schedule 3.1.9, Seller has no liabilities or obligations with respect to the Business, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

            (a) those liabilities or obligations set forth on the Interim Balance Sheet and not heretofore paid or discharged;

            (b) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed on Schedule 3.1.9 or not required to be disclosed because of the term or amount involved; and

            (c) those liabilities or obligations incurred consistently with past business practice, in or as a result of the normal and ordinary course of business since the Interim Balance Sheet Date.

            For purposes of this Agreement, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

            3.1.10 Tax and Other Returns and Reports. All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by Seller (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (the "Taxes") have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of Seller for Taxes for the periods, property or events covered thereby. All Taxes, including without limitation those which are called for by the Tax Returns or heretofore or hereafter claimed to be due by any taxing authority from Seller, have been properly accrued or paid. Seller has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are no pending Tax examinations of or Tax claims asserted against Seller or any of its assets or properties. Seller has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are no Tax liens (other than any lien for current Taxes not yet due and payable) on any of the assets or properties of Seller. Except for the possible reassessment of real property in Richmond, Indiana, Seller has no knowledge of any basis for any additional assessment of any Taxes. Seller has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to Taxes imposed upon Seller.

            3.1.11 Books of Account. Subject to inventory adjustments after a physical inventory count, the books, records and accounts of Seller maintained with respect to the Business accurately and fairly reflect, in reasonable detail, the transactions and assets and liabilities of Seller with respect to the Business in all material respects. Seller has not engaged in any transaction with respect to the Business, maintained any bank account for the Business or used any of the funds of Seller in the conduct of the Business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business.

            3.1.12 Existing Condition. Since the Interim Balance Sheet Date, Seller with respect to the Business has not:

            (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities;

            (b) sold, encumbered, assigned or transferred any assets or properties which would have been included in the Assets if the Closing had been held on the Interim Balance Sheet Date or on any date since then, except for the sale of inventory in the ordinary course of business consistent with past practice;

            (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its Assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except for Permitted Liens (hereinafter defined in Section 3.1.13);

            (d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

            (e) suffered any damage, destruction or loss, whether or not covered by insurance (i) materially and adversely affecting its business, operations, assets, properties or prospects, or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $25,000; or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

            (f) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

            (g) made any material change in the customary methods used in operating the Business (including its marketing, selling and pricing practices and policies);

            (h) except for completion of a building expansion in Richmond, Indiana, made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $25,000 except such as may be involved in ordinary repair, maintenance or replacement of its assets;

            (i) except for a year-end bonus to the Stockholder, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

            (j) except for accounting treatment of property tax accruals, changed any of the accounting principles followed by it or the methods of applying such principles;

            (k) except for the shutdown of Seller's Elkhart, Indiana facility, entered into any transaction other than in the ordinary course of business consistent with past practice; or

            (l) agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 3.1.12.

            3.1.13 Title to Properties. Seller has good, valid and marketable title to all of its properties and assets included in the Assets, including without limitation all properties and assets reflected in the Interim Balance Sheet (except for inventory sold since the Interim Balance Sheet Date in the ordinary course of business consistent with past practice) free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except for (a) liens for current real or personal property Taxes not yet due and payable,
(b) liens disclosed on Schedule 3.1.13 hereto, and (c) worker's, carrier's and materialman's liens that are immaterial in character, amount, and extent, and which do not detract from the value or interfere with the present or proposed use of the properties they affect ("Permitted Liens").

            3.1.14 Condition of Tangible Assets. All buildings, structures, facilities, equipment and other material items of tangible property and assets which would be included in the Assets if the Closing took place on the date hereof are in operating condition and repair sufficient to permit continued operation of the Business as previously conducted, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations, and Authorizations relating to their construction, use and operation. No person other than Seller owns any equipment or other tangible assets or properties situated on the premises of Seller or necessary to the operation of the business of Seller, except for leased items disclosed on Schedule 3.1.14 hereto and for items of immaterial value and hand tools owned by employees.

            3.1.15 Compliance with Law; Authorizations. Except as set forth on Schedule 3.1.15, Seller has complied with each, and is not in violation in any material respect of any, law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign, to which Seller's business, operations, assets or properties is subject ("Regulations"). Seller owns, holds, possesses or lawfully uses in the operation of its business all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by Seller in the conduct of the business of Seller, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. All such Authorizations are listed and described on Schedule 3.1.15 hereto. Seller is not in default, nor has it received any notice of any claim of default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No stockholder, director, officer, employee or former employee of Seller or any affiliates of Seller, or any other person, owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which Seller owns, possesses or uses in the operation of the business of Seller as now or previously conducted.

            3.1.16 Transactions With Affiliates. Except as set forth on Schedule 3.1.16 hereto, no stockholder, director, officer or employee of Seller, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any material contract, agreement or understanding, business arrangement or relationship with Seller.

            3.1.17 Litigation. Except as set forth on Schedule 3.1.17, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the best knowledge of Seller and the Stockholders, threatened against Seller or which relates to the assets of Seller or the Business or the transactions contemplated by this Agreement, nor does Seller or the Stockholder know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could adversely affect Seller, its assets or the transactions contemplated hereby. Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which may adversely affect Seller, its assets or the transactions contemplated hereby.

            3.1.18 Insurance. Seller has, with respect to the Assets and the Business, with financial sound insurers of nationally recognized stature and responsibility, insurance of such a nature, with such terms and in such amounts as is customary in the case of corporations of established reputations engaged in the same or similar businesses and similarly situated. Such policies are in full force and effect on the date hereof, and Seller has not received notice of cancellation with respect to any such policy.

            3.1.19 Contracts and Commitments. Except as described on Schedule 3.1.19 hereto, Seller is not a party to any written or oral:

            (a) agreement, contract or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, who is engaged in the conduct of the Business;

            (b) agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products or services are used in the conduct of the Business involving in any one case $50,000 or more;

            (c) agreement, contract or commitment to sell or supply products ("Goods Contracts") or to perform services
      ("Services Contracts") in connection with the Business involving in any one case $50,000 or more;

            (d) agreement, contract or commitment relating to the Business not otherwise listed on the Schedule 3.1.19 hereto, and continuing over a period of more than six months from the date hereof, or exceeding $25,000 in value (other than the type of agreement, contract or commitment referred to in subsection (b) or (c) hereof);

            (e) distribution, dealer, representative or sales agency agreement, contract or commitment relating to the Business;

            (f) lease under which Seller is either lessor or lessee relating to the Assets or any property at which the Assets are located:

            (g) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money relating to the Business or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person relating to the Business:

            (h) agreement, contract or commitment for any charitable or political contribution relating to the Business;

            (i)   commitment or agreement for any capital
      expenditure or leasehold improvement in excess of $25,000 relating to the Business;

            (j) agreement, contract or commitment limiting or restraining Seller, the Business or any successor thereto from engaging or competing in any manner or in any business, nor, to Seller's or any Stockholder's knowledge, is any employee of Seller engaged in the conduct of the Business subject to any such agreement, contract or commitment;

            (k) license, franchise, distributorship or other agreement which relates in whole or in part to any software, patent, trademark, tradename, service mark or copyright or to any ideas, technical assistance or other know-how of or used by Seller in the conduct of the Business; or

            (l) material agreement, contract or commitment relating to the Business not made in the ordinary course of business.

            Seller is, and to Seller's and Stockholder's best knowledge all other parties thereto are, in compliance with the provisions of each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings listed on Schedule 3.1.19 in response to this Section, or not required to be listed therein because of the amount thereof, under which Purchaser is to acquire rights or obligations hereunder; Seller is not, and to Seller's and Stockholder's best knowledge no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. No written or oral agreement, contract or commitment described therein requires the consent of any party to its assignment in connection with the transactions contemplated hereby. Except as disclosed on Schedule 3.1.19, each Goods Contract and each Services Contract is in one of the forms attached to Schedule
3.1.19 with only such changes thereto as are necessary to reflect applicable fees, products, and time periods and such other changes therein as do not materially affect the rights or obligations of Seller thereunder.

            3.1.20 Additional Information. Schedule 3.1.20 hereto contains accurate lists and summary descriptions of the following:

            (a) all equipment, furniture and fixtures of Seller included in the Assets as of the Interim Balance Sheet Date with an original cost or current market value in excess of $10,000, specifying such items as are owned and such as are leased and, with respect to the owned property, specifying its cost or current value and, with respect to the leased property as to which Seller is lessee, specifying the identity of the lessor, the rental rate and the unexpired term of the lease;

            (b) the name and address of every bank and other financial institution in which Seller or its affiliates maintain an account (whether checking, savings or otherwise), lock box or safe deposit box for the Business, and the account numbers and names of persons having signing authority or other access thereto;

            (c) the names and titles of and current annual base salary or hourly rates for all employees of Seller engaged in the conduct of the Business, together with a statement of the full amount and nature of any other remuneration, whether in cash or kind, paid to each such person during the past or current fiscal year or payable to each such person in the future and the bonuses accrued for each such person, and the vacation and severance benefits to which each such person is entitled; and

            (d) all names under which Seller has conducted any business or which it has otherwise used during the last five years.

            3.1.21 Labor Matters. Seller has not suffered any strike, slowdown, picketing or work stoppage by any union or other group of employees affecting the business of Seller. Seller is not a party to any collective bargaining agreement; no such agreement determines the terms and conditions of employment of any employee of Seller; no collective bargaining agent has been certified as a representative of any of the employees of Seller; and no representation campaign or election is now in progress with respect to any of the employees of Seller. Except as set forth in Schedule 3.1.17, Seller (a) has been and is in compliance in all material respects with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, (b) is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing, and (c) has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment practices, and no complaints are pending or, to the best knowledge of Seller or the Stockholder, threatened against Seller before any federal state or local court, board, department, commission or agency regarding any such unfair labor practice or discrimination.

            3.1.22  Employee Benefit Plans and Arrangements.

            (a) Schedule 3.1.22 hereto contains a complete list of all employee benefit plans, whether formal or informal, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by the Company. For the purposes hereof, the term "employee benefit plan" includes all plans, funds, programs, policies, arrangements, practices, customs and understandings providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent or assignee of any such employee or former employee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. Without limitation, the term "employee benefit plan" includes all employee welfare benefit plans within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee pension benefit plans within the meaning of section 3(2) of ERISA. Each plan providing benefits which are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the plan in Schedule 3.1.22.

            (b) Except as disclosed on Schedule 3.1.22, with respect to all employees and former employees of Seller and Related Parties, Seller does not maintain, contribute to or have any liability under (including any current or potential multi-employer withdrawal liability under Title IV of ERISA) under any employee benefit plan.

            (c) Except as disclosed on Schedule 3.1.22, no employee of Seller or a Related Party has a medical condition which would be excluded from coverage as a pre-existing condition under Purchaser's medical plan.

            3.1.23 Intellectual Property Matters. Seller in the conduct of the Business did not and does not utilize or otherwise have any rights in any patent (including patent applications), trademark, tradename, service mark, copyright, software, trade secret or know-how except for those listed on Schedule 3.1.23 hereto (the "Intellectual Property"), all of which are owned by Seller free and clear of any liens, claims, charges or encumbrances. Seller does not infringe upon or unlawfully or wrongfully use any patent, trademark, tradename, service mark, copyright or trade secret owned or claimed by another. Seller is not in default under, and has not received any notice of any claim of infringement or any other claim or proceeding relating to any such patent, trademark, tradename, service mark, copyright or trade secret. No present or former employee of Seller and no other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, tradename, service mark or copyright, or in any application therefor, or in any trade secret, which Seller owns, possesses or uses in its operations as now or heretofore conducted. Schedule 3.1.23 lists all confidentiality or non-disclosure agreements to which Seller or any of Seller's employees engaged in the Business is a party which relates to the Business. Seller has not granted any licenses or other rights to any of the Intellectual Property. Except as set forth on Schedule 3.1.23, Seller has not made any claim of any violation or infringement by others of its rights to the Intellectual Property, and is not aware of any basis for the making of any such claim.

            3.1.24  Environmental Matters.

            (a) Except as set forth on Schedule 3.1.24 hereto, Seller has obtained all permits, licenses and other authorizations which are required in connection with the conduct of the Business under Regulations relating to pollution or protection of the environment, including Regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes ("Hazardous Substances") into the environment (including without limitation ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances (the "Environmental Regulations").

            (b) Except as set forth on Schedule 3.1.24, Seller maintains and is in full compliance in the conduct of the Business with all terms and conditions of the required permits, licenses and Authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables, contained in the Environmental Regulations or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

            (c) Except as set forth on Schedule 3.1.24, Seller is not aware of, nor has Seller nor any of the Related Parties received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Regulations or any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance.

            (d) Except as set forth on Schedule 3.1.24, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Seller in connection with the conduct of the Business relating in any way to the Environmental Regulations or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

            (e) Seller agrees to cooperate with Purchaser in connection with Purchaser's application for the transfer, renewal or issuance of any permits, licenses, approvals or other authorizations or to satisfy any regulatory requirements involving Seller's business.

            (f) The Assets are not being and have not been used for the generation, use, storage, manufacture, transportation, treatment or disposal of Hazardous Substances, except us permitted by, and in compliance with, all applicable Environmental Regulations. There is not and there has not been any underground storage tank used in connection with the Business or located on the Real Property (as hereinafter defined).

            3.1.25  Real Property.

            (a) Real Property Defined. All real property (including, without limitation, all interests in and rights to real property) and improvements located thereon which are owned or leased by Seller and used in connection with the Business or included in the Assets (the "Real Property") are listed on Schedule 3.1.25 hereto.

            (b)  No Owned Real Property.  Seller does not own any
      Real Property except as listed on Schedule 3.1.25.

            (c)  Leased Real Property.  With respect to the Real
      Property that is leased by Seller:

                  (i) Seller has previously delivered to Purchaser a true and complete copy of every lease and sublease to which Seller is a tenant or subtenant (the "Leases"), and has described each Lease on Schedule 3.1.25 by listing the name of the landlord or sublandlord, a description of the leased premises, the commencement and expiration dates of the current term, the security deposited by Seller with the landlord or sublandlord, if any, the monthly rental (including base and all additional rents), whether Seller may assign the Lease to Purchaser, and whether the consent of the landlord or sublandlord is required for such an assignment;

                  (ii) each Lease is in full force and effect and has not been assigned, modified, supplemented or amended except as listed on Schedule 3.1.25, and neither Seller nor the landlord or sublandlord under any Lease is in default under any of the Leases, and no circumstances or state of facts presently exists which, with the giving of notice or passage of time, or both, would permit the landlord or sublandlord under any Lease to terminate any Lease; and

                  (iii) at Closing, Seller shall assign to the Purchaser all right, title and interest of Seller in and to all Leases (and shall deliver to Purchaser original copies of all consents required for such assignments) and all security deposits made by Seller pursuant to any of the Leases, including, but not limited to, the security deposits listed on the Disclosure Schedule, together with all interest earned on such deposits.

            (d)  Eminent Domain.  Neither Seller nor any
      Stockholder has received any notice, oral or written, or has any reason to believe, that any governmental body having the power of eminent domain over the Real Property has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property.

            (e) No Violations. The Real Property and the present uses thereof comply in all material respects with all Regulations of all governmental bodies having jurisdiction over the Real Property, and neither Seller nor Stockholder has received any notice, oral or written, from any governmental body, and neither Seller nor Stockholder has any reason to believe that the Real Property or any improvements erected or situate thereon, or the uses conducted thereon or therein, violate any Regulation of any governmental body having jurisdiction over the Real Property.

            (f) Improvements. The improvements located on the Real Property are in condition sufficient for the continued operation of the Business as previously conducted and are structurally sound, and no known condition exists requiring material repairs, alterations or corrections.

            (g) Executory Contracts. Set forth on Schedule 3.1.25 is a description of all executory contracts made by or on behalf of Seller, or by which Seller is bound, with respect to the Real Property ("Executory Contracts") including, without limitation, operation, management, maintenance, utility, and construction contracts. Prior to the date hereof, Seller has delivered to Purchaser a true and complete copy (the original execution copy, if available) of each of the Executory Contracts.

            3.1.26 Availability of Documents. Seller has made available to Purchaser copies of all documents, including without limitation all agreements, contracts, commitments, insurance policies, leases, plans, instruments, undertakings, Authorizations, permits, licenses, patents, trademarks, tradenames, service marks, copyrights and applications therefor listed on any schedule hereto or referred to herein. Such copies are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

            3.1.27 Assets. The Assets include all rights and property necessary to the conduct of the Business by Purchaser in the manner it is presently conducted by Seller and no property excluded from the Assets under Section 1.1 hereof constitutes property or rights material to the Business, except as set forth on Schedule 1.1.2.

            3.1.28 Conditions Affecting Seller. Seller has used its best efforts to keep available for Purchaser the services of the employees, agents, customers and suppliers of Seller active in the conduct of the Business.

            3.1.29 Consents and Approvals. Except for consents required by the terms of the contracts, commitments, agreements or franchises listed in Schedule 3.1.29 hereto, the holders of any indebtedness of Seller, the lessors or lessees of any real or personal property or assets leased by Seller, the parties (other than Seller) to any contract, commitment or agreement to which Seller is a party or subject, any governmental or regulatory official, body or authority or any other person which owns or has authority to grant any franchise and any governmental, judicial or regulatory official, body or authority having jurisdiction over the Stockholder, Seller or Purchaser, to the extent that their consent or approval is required or necessary under the pertinent debt, lease, contract, commitment or agreement or other document or instrument or under applicable orders, laws, rules or regulations, for the consummation of the transactions contemplated hereby in the manner herein provided, have granted such consent or approval.

            3.1.30 Completeness of Disclosure. No representation or warranty by Seller or the Stockholder in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Purchaser pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

      3.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

            3.2.1 Corporate Existence. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            3.2.2 Corporate Power; Authorization; Enforceable Obligations. Purchaser has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary corporate action. This Agreement and the other agreements, documents and instruments delivered by Purchaser in connection herewith (the "Purchaser's Documents") have been duly executed and delivered by duly authorized officers of Purchaser, and this Agreement and the Purchaser's Documents constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms.

            3.2.3 Validity of Contemplated Transactions, etc. The execution, delivery and performance of this Agreement by Purchaser does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, (a) any existing law, ordinance, or governmental rule or regulation to which Purchaser is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Purchaser, (c) the charter documents or By-laws of, or any securities issued by, Purchaser, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which Purchaser is a party or by which Purchaser is otherwise bound. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by Purchaser.

      3.3 Survival of Representations and Warranties. All representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with negotiation, execution and performance of this Agreement shall survive the Closing. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein and therein.

                                  ARTICLE IV

                                INDEMNIFICATION

      4.1 Indemnification by Seller and Stockholders. Except as otherwise limited by this Article IV, Purchaser and its officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Seller and the Stockholder, jointly and severally, from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) suffered or incurred by any of them (hereinafter a "Purchaser Loss"), arising out of or resulting from:

            (a) the breach of any representation or warranty by Seller or the Stockholder contained herein or in any exhibit, schedule or certificate delivered under this Agreement;

            (b) the breach of any covenant or agreement by Seller or the Stockholder contained herein or in any document delivered hereunder at the Closing;

            (c) the failure of Seller to pay or otherwise discharge the Excluded Liabilities;

            (d) any violation by Seller of, or failure by Seller to comply with, the bulk transfer laws of any state or the fraudulent conveyance or preferential transfer laws of the United States or any state other than with respect to indebtedness reflected on Seller's Closing Balance Sheet; or

            (e)  any failure by Seller to comply with the Worker
      Adjustment and Retraining Notification Act of 1988 with respect to the termination of any employees of Seller prior to the Closing Date.

      4.2 Indemnification by Purchaser. Except as otherwise limited by this Article IV, Seller and its officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Purchaser from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) suffered or incurred by any of them (hereinafter a "Seller Loss") arising out of or resulting from:

            (a) the breach of any representation or warranty by Purchaser contained herein;

            (b) the breach of any covenant or agreement by Purchaser contained herein or in any document delivered hereunder at the Closing; or

            (c) the failure of Purchaser to pay or otherwise discharge the Assumed Liabilities.

      4.3  Indemnification Procedures.

            (a) For the purposes of this Section 4.3, the term "Indemnitee" shall refer to the person indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 4.1 or 4.2, as the case may be; the term "Indemnitor" shall refer to the person having the obligation to indemnify pursuant to such provisions; and "Losses" shall refer to the "Seller Losses" or the "Purchaser Losses," as the case may be.

            (b) An Indemnitee shall give written notice (a "Notice of Claim") to the Indemnitor within 30 days after the Indemnitee has knowledge of any claim (including a Third Party Claim, as hereinafter defined) which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement. No failure to give such Notice of Claim shall affect the indemnification obligations of the Indemnitor hereunder, except to the extent Indemnitor can demonstrate such failure materially prejudiced such Indemnitor's ability to successfully defend the matter giving rise to the claim. The Notice of Claim shall state the nature of the claim and the amount of the Loss, if known, and the Indemnitor shall have a period of 30 days to reply to such Notice of Claim.

            (c) The obligations and liabilities of an Indemnitor under this Article IV with respect to losses arising from claims of any third party that are subject to the indemnification provisions provided for in this Article IV ("Third Party Claims") shall be governed by the following additional terms and conditions: The Indemnitee at the time it gives a Notice of Claim to the Indemnitor of the Third Party Claim shall advise the Indemnitor that Indemnitor shall be permitted, at Indemnitor's option, to assume and control the defense of such Third Party Claim at Indemnitor's expense and through counsel of Indemnitor's choice if Indemnitor gives notice within the 30 day period specified above of Indemnitor's intention to do so to the Indemnitee and confirms that the Third Party Claim is one with respect to which the Indemnitor is obligated to indemnify. In the event the Indemnitor exercises Indemnitor's right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor all witnesses, pertinent records, materials and information in Indemnitee's possession or under Indemnitee's control relating thereto as is reasonably required by the Indemnitor and the Indemnitee may participate by Indemnitee's own counsel and at Indemnitee's own expense in defense of such Third Party Claim; provided, however, that the Indemnitor shall thereafter consult with the Indemnitee upon the Indemnitee's reasonable request for such consultation from time to time with respect to such Third Party Claim. Except for the settlement of a Third Party Claim which involves the payment of money only, no Third Party Claim for which the Indemnitor has elected to defend may be settled by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. If the Indemnitee does not receive written notice within said period that the Indemnitor has elected to assume the defense of such Third Party Claim, the Indemnitee may elect to assume such defense, assisted by counsel of Indemnitee's own choosing; provided however, the Indemnitee shall thereafter consult with the Indemnitor upon the Indemnitor's reasonable request for such consultation from time to time with respect to such Third Party Claim. Whether or not Indemnitee elects to assume the defense of such Third Party Claim, the Indemnitor shall not be relieved of Indemnitor's obligations hereunder. The Indemnitee will give the Indemnitor at least 15 days notice of any proposed settlement or compromise of any Third Party Claim it has elected to defend, during which time the Indemnitor may assume the defense of, and responsibility for, such Third Party Claim and if it does so the proposed settlement or compromise may not be made. In the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to Indemnitee all such witnesses, records, materials and information in Indemnitor's possession or under Indemnitor's control relating thereto as is reasonably required by the Indemnitee and the Indemnitor may participate by Indemnitor's own counsel and at Indemnitor's own expense in the defense of such Third Party Action.

            (d) Any claim by an Indemnitee with respect to Losses which do not result from a Third Party Claim will be asserted in the same manner as specified in Section 4.3(b) above. If the Indemnitor does not respond to such claim within the 30 day period specified in Section 4.3(b), the Indemnitor will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee under and as limited by this Agreement.

      4.4 Limits on Indemnification. No claim may be made against Seller or the Stockholder under this Article IV for breach of a representation or warranty contained in this Agreement or in any exhibit, schedule or certificate delivered under this Agreement unless and only to the extent the aggregate of all Purchaser Losses exceed $100,000 (the "Seller Basket") and then only with respect to that portion of Purchaser Losses which exceed the Seller Basket; provided, however, that the Seller Basket shall not apply with respect to Purchaser Losses to the extent the same are incurred as the result of any breach of a representation or warranty contained in Sections 3.1.2, 3.1.7, 3.1.10, 3.1.15, 3.1.17, 3.1.23, 3.1.24, 3.1.29, 9.1(a) or to the
extent the same relates to any one of the foregoing Sections. No claim may be made against Purchaser under this Article IV for any breach of a representation or warranty contained in this Agreement or in any exhibit, schedule or certificate delivered under this Agreement unless and only to the extent the aggregate of all Seller Losses exceed $100,000 (the "Purchaser Basket"), and then only with respect to that portion of Seller's Losses which exceed the Purchaser Basket; provided, however, that the Purchaser Basket shall not apply with respect to Seller Losses to the extent the same are incurred as the result of any breach of a representation or warranty contained in Sections 3.2.2 or 9.1(b).

      4.5 Compliance with Bulk Sales Laws. Purchaser and Seller hereby waive compliance by Purchaser and Seller with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. Seller and the Stockholder shall jointly and severally indemnify Purchaser from, and hold it harmless against, any liabilities, damages, costs and expenses resulting from or arising out of (a) the parties' failure to comply with any of such laws in respect of the transactions contemplated by this Agreement, or (b) any action brought or levy made as a result thereof, other than those liabilities which have been expressly assumed, on such terms as expressly assumed, by Purchaser pursuant to this Agreement.

      4.6 Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article IV are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

                                   ARTICLE V

                      CONDITIONS TO OBLIGATIONS OF BUYER

      The obligations of Purchaser under this Agreement and under any other agreement executed and delivered by Purchaser in connection herewith are subject to the satisfaction of the following conditions, any of which may be waived by Purchaser, to be fulfilled and/or performed on or prior to the Closing:

      5.1 Accuracy of Representations and Warranties. At the time of Closing the representations and warranties of Seller contained in this Agreement or in any other agreement executed and delivered in connection herewith shall be true and correct in all respects as though restated and made again at the time of the Closing.

      5.2 Performance of Covenants. Seller shall have complied with all of Seller's agreements and covenants contained in this Agreement and in any other agreement to be executed and delivered in connection herewith.

      5.3 No Material Change. Seller shall not have suffered any damage, destruction or loss with respect to the Assets, whether or not covered by insurance, materially and adversely affecting the Assets, or the Business, and the Business shall have been operated and managed in its customary and traditional manner so as to permit Purchaser to continue its operation, without interruption, following the Closing.

      5.4 Legal Proceedings. No action or proceeding at law or in equity shall have been commenced with respect to (i) the transactions herein contemplated, or (ii) the right of Purchaser to conduct its operations and operate the Business using the Assets subsequent to the Closing.

      5.5 Licenses and Permits. Purchaser shall have obtained all required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies whether federal, state or local, necessary for the operation of the Business by Purchaser and which may be obtained prior to Closing. Purchaser shall pursue all such matters diligently and in good faith.

      5.6 Environmental and Structural Inspection. The Real Property shall, prior to Closing, have passed an environmental and structural inspection to Purchaser's satisfaction with such inspection at Purchaser's cost. This condition shall be deemed satisfied unless Purchaser notifies Seller to the contrary within 14 days after the date hereof.

      5.7 Title Insurance. Purchaser shall have received at its own cost within ten (10) days prior to Closing a commitment to insure title to the Real Property being sold to Purchaser from a title insurance company acceptable to Purchaser. Such commitment shall be for an ALTA Owner's Policy of Title Insurance (Form B, rev. 10/17/70) in such amount as Purchaser reasonably determines insuring fee simple title to such Real Property and the improvements thereon subject only to such exceptions as are acceptable to Purchaser. In the event Purchaser has not obtained such commitment within ten (10) days prior to Closing, Purchaser shall notify Seller and the Closing shall be extended for up to thirty (30) days, but no more than ten (10) days after Purchaser's receipt of such commitments. In the event such commitment contains any exceptions which are unacceptable to Purchaser, Purchaser shall within three (3) business days of receipt thereof notify Seller and have the right to: (i) to terminate this Agreement and declare it void; (ii) to waive its objections; or (iii) to request Seller to take reasonable efforts to cure such objections, in which case the Closing shall be extended for a reasonable time not exceeding thirty (30) days.

      5.8 Consulting and Noncompetition Agreement. Claude Cason, Jr. shall have entered into a Consulting and Noncompetition
Agreement with Purchaser in the form of Exhibit C hereto.

                                  ARTICLE VI

                      CONDITIONS TO OBLIGATIONS OF SELLER

      The obligations of Seller under this Agreement and under any other agreement executed and delivered by Seller in connection herewith are subject to the satisfaction of the following conditions, any of which may be waived by Seller, to be fulfilled and/or performed on or prior to Closing:

      6.1 Accuracy of Representations and Warranties. At the time of the Closing, the representations and warranties of Purchaser contained in this Agreement or in any other agreement executed and delivered in connection herewith shall be true and correct in all respects as though restated and made again at the time of the Closing.

      6.2 Performance of Covenants. Purchaser shall have complied with all of its covenants contained in this Agreement and in any other agreement executed and delivered in connection herewith.

      6.3 Legal Proceeding. No action or proceeding at law or in equity shall have been commenced (other than by Seller) with respect to the transactions herein contemplated.

      6.4 Consulting and Noncompetition Agreement. Purchaser shall have entered into a Consulting and Noncompetition Agreement with Claude Cason, Jr. in the form of Exhibit C.

                                  ARTICLE VII

                                 OTHER MATTERS


      7.1 Access to Information. From the date hereof and until the Closing, Seller will afford to Purchaser and Purchaser's authorized representatives reasonable access to the officers, management and employees of Seller and the Related Parties and will make available to Purchaser such additional information pertaining to the Assets and Business as Purchaser may reasonably request.

      7.2 No Shopping. From the date hereof and until the Closing, Seller will not, directly or indirectly, solicit or encourage (including by way of furnishing any nonpublic information) any proposal for any acquisition of any portion of the Business or Assets. If Seller receives any proposal for the acquisition of any portion of the Business or Assets, Seller shall promptly notify Purchaser of such proposal and the terms thereof.

      7.3 Relocation of Lines. Prior to Closing, Seller shall breakdown and relocate (i) Seller's No. 6 line from Seller's Elkhart, Indiana plant to Seller's Clare, Michigan plant and (ii) Seller's other Elkhart, Indiana lines to Seller's Richmond, Indiana plant. Within 90 days after Closing, Purchaser shall breakdown Seller's three Promat lines so that Seller may relocate the same to Seller's Knoxville, Tennessee plant, and Purchaser shall notify Seller of such activities so that Seller may observe the same.

      7.4 Employee Benefits. Except to the extent included in Seller's Closing Balance Sheet, Seller shall pay directly to each employee of the Business that portion of all benefits (including the arrangements, plans and programs set forth in Schedule 3.1.22) which has been accrued on behalf of that employee (or is attributable to expenses incurred by that employee) as of the Closing Date, and Purchaser shall assume no liability therefor. No portion of the assets of any plan, fund, program or arrangement, written or unwritten, heretofore sponsored or maintained by Seller (and no amount attributable to any such plan, fund, program or arrangement) shall be transferred to Purchaser, and Purchaser shall not be required to continue any such plan, fund, program or arrangement after the Closing Date. The amounts payable on account of all benefit arrangements shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and Purchaser shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs prior to the Closing Date. All amounts payable directly to employees, or to any fund, program, arrangement or plan maintained by Seller therefor shall be paid by Seller within 30 days after the Closing Date to the extent that such payment is not inconsistent with the terms of such fund, program, arrangement or plan. All employees of Seller who are employed by Purchaser on or after the Closing Date shall be new employees of Purchaser, but any prior employment by Seller of such employees shall be counted in determining eligibility for any employee benefits offered by Seller.

      7.5 Employees. As of the Closing Date, Purchaser shall offer employment to, and Seller shall use its best efforts to assist Purchaser in employing as new employees of Purchaser, all persons presently engaged in the business who are identified by Purchaser prior to the Closing Date (the "Employees"). Seller shall terminate effective as of the Closing Date all employment agreements it has with any of the Employees.

      7.6 Discharge of Business Obligations. From and after the Closing Date Seller shall pay and discharge, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred prior to the Closing Date in respect of the Business, its operations or the assets and properties used therein (except for those expressly assumed by Purchaser hereunder), including without limitation any liabilities or obligations to employees, trade creditors and customers of the Business.

      7.7 Maintenance of Books and Records. Each of Seller and Purchaser shall preserve until the seventh anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the assets, liabilities or business of the Business prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to
(a) the officers and employees of such party and (b) the books of account and records of such party, but, in each case, only to the extent relating to the assets, liabilities or business of the Business prior to the Closing Date, and the other parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further provided, that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other parties written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless another party objects to the destruction, in which case the party seeking to destroy the records shall deliver such records to the objecting party.

      7.8 Payments Received. Seller and Purchaser each agree that after the Closing they will hold and will promptly, but in any event within 10 days, transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including without limitation any insurance proceeds, and will account to the other for all such receipts. From and after the Closing, Purchaser shall have the right and authority to endorse without recourse the name of Seller on any check or any other evidences of indebtedness received by Purchaser on account of the Business and the Assets transferred to Purchaser hereunder.

      7.9  Covenant Not to Compete.

            (a) Seller agrees that for a period of five years after the Closing Date, neither Seller nor any of its affiliates will, directly or indirectly, as a partner, joint venturer, employer, employee, consultant, shareholder, principal, agent or otherwise, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise, as more than a five percent owner in such business, which is in any way involved in the Business in the United States. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that the Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

            (b) From and after the date of this Agreement, neither Seller nor any of its affiliates shall, directly or indirectly, disclose or use for their own benefit, or for the benefit of any other person, any information relating to the Business or the Assets, except to the extent such disclosure may be required by law.

            (c) Seller acknowledges that in view of the nature of the Business and the business objectives of Purchaser in acquiring it, and the consideration paid to Seller and the Stockholders therefor, the territorial and time limitations contained in subsection (a) of this Section 7.9 are reasonable and properly required for the adequate protection of Purchaser and that in the event that any such territorial or time limitation is deemed to be unreasonable and is then reduced by a court of competent jurisdiction, then, as reduced, the territorial and/or time limitation shall be enforced. Subsections (a) and (b) of this Section 7.9 constitute independent and severable covenants and if any or all of the provisions of either thereof are held to be unenforceable for any reason whatsoever, it will not in any way invalidate or affect the remainder of this Agreement, which will remain in full force and effect. The parties intend for the covenants of subsections (a) and (b) of this
      Section 7.9 to be enforceable to the maximum extent permitted by law, and if any reviewing court deems any of such covenants to be unenforceable or invalid, Purchaser and Seller authorize such court to reform (i) the unenforceable or invalid provisions and to impose such restrictions as reformed and (ii) the remaining provisions as it deems reasonable. Nothing herein shall prohibit Seller from engaging in (i) the existing business of Seller's Promat division or (ii) producing extruded plastic sheet which has rubber laminated to it as part of a Promat package.

     7.10 Publicity. Prior to the fifth anniversary of the Closing Date, none of Purchaser, Seller or the Stockholder shall, nor shall any of them permit their respective then current employees, agents, representatives or affiliates to, make or cause to be made, any oral or written disclosure concerning the Purchase Price paid or the other terms and conditions of the transactions contemplated by this Agreement, without the prior written consent of the other parties hereto. This provision shall not apply to any disclosure required to be made by law or applicable stock exchange rule.

      7.11 Completion of Schedules and Exhibits. The parties hereto acknowledge that this Agreement has been executed prior to the preparation of the Schedules and Exhibits hereto. Seller agrees to proceed with all due diligence to cause the preparation of such Schedules by January 17, 1994. Upon review and acceptance of such Schedules and Exhibits by Purchaser, such Schedules and Exhibits shall be attached to this Agreement and initialled by authorized representatives of each party hereto.

                                 ARTICLE VIII

                                  TERMINATION

      8.1 This Agreement and the transactions contemplated herein may be terminated and abandoned at any time prior to the Closing under the following circumstances:

            (a)  By mutual consent of the Sellers and Purchaser.

            (b) By either Seller or Purchaser by notice to the other if the Closing shall not have taken place on or prior to February 15, 1994.

            (c) By the party adversely affected in the event of any of the conditions set forth in Articles V and VI have not been fulfilled and the performance has not been waived by such party.

            (d) By Purchaser by notice to Seller if all Schedules and Exhibits have not been completed and accepted pursuant to Section 7.11 hereof.

      8.2 If the Agreement is terminated under this Article VIII, the parties shall have no further liability to each other by reason of such termination, except that if any party hereto knowingly or wilfully breaches or defaults in any of its representations, warranties or covenants, the other party adversely affected may at its option seek and exercise all remedies permitted by law and seek to recover attorneys' fees and other expenses related to the exercise of the foregoing remedies.

                                  ARTICLE IX

                                 MISCELLANEOUS

      9.1  Brokers' and Finders' Fees.

            (a) Seller and the Stockholder represent and warrant to Purchaser that all negotiations relative to this Agreement have been carried on by them directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Seller and the Stockholder jointly and severally agree to indemnify and hold harmless Purchaser against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Seller's or the Stockholder's dealings, arrangements or agreements with any such person.

            (b) Purchaser represents and warrants that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Purchaser agrees to indemnify and hold harmless Seller and the Stockholder against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by them as a result of Purchaser's dealings, arrangements or agreements with any such person.

      9.2 Sales, Transfer and Documentary Taxes. etc. The transactions contemplated by this Agreement shall be reported by Purchaser and Seller as an occasional sale for sales, use or transfer tax purposes. Nonetheless, if any sales, use or transfer taxes are payable, such taxes shall be paid by the party upon whom such tax liability is imposed by law, or, if the tax law does not so provide, then by the party who customarily has such liability in accordance with local practice. Recording and other similar fees shall be paid by the party who customarily pays such fees in accordance with local practice.

      9.3 Expenses. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

      9.4 Setoff. In the event that any party hereto (an "Obligee") shall have any claim against any other party hereto (an "Obligor") for any amount due in accordance with the provisions of this Agreement, including without limitation
Article IV hereof, which amount shall not have been paid, then the Obligee shall have the right, notwithstanding any other rights the Obligee may have against any other person, firm or corporation, to set off the unpaid amount of any such claim against any amounts owed by the Obligee to the Obligor under this Agreement or any agreement contemplated hereby.

      9.5 Contents of Agreement; Parties in Interest; etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, including but not limited to the letter of intent between Purchaser and Seller dated December 15, 1993, are superseded by this Agreement.

      9.6 Assignment and Binding Effect. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties, provided that Purchaser may assign this Agreement to a subsidiary or affiliate if such assignment does not relieve Purchaser of its obligations hereunder. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Stockholder, Seller and Purchaser.

      9.7 Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

      9.8 Notices. All notices required to be given under the terms of this Agreement or which any of the parties desires to give hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested or sent by facsimile (and confirmed by registered or certified mail), each addressed as follows:


            (a)  As to Seller and
                  the Stockholder:   Product Components, Inc.
                                        4815 Woodride Drive
                                        Richmond, Indiana  47374
                                        Attn:  Claude Cason, Jr.
                                        Fax: (317) 935-4685


                  with a copy to:    Christopher W. Martin, Esq.
                                        Ayres & Parkey
                                        One Centre Square, Suite 650
                                        Knoxville, Tennessee  37901
                                        Fax:  (615) 637-6050


            (b)   As to Purchaser:   Spartech Corporation
                                        7777 Bonhomme, Suite 1001
                                        Clayton, Missouri  63105
                                        Attn:  President
                                        Fax:  (314) 721-1447

                  with a copy to:    Joseph S. von Kaenel, Esq.
                                        Armstrong, Teasdale, Schlafly
                                        & Davis
                                        One Metropolitan Sq., #2600
                                        St. Louis, Missouri  63102
                                        Fax:  (314) 621-5065

or to such other address and to the attention of such other person as the party to whom such notice is to be given may have theretofore designated in a notice to the other party hereto, except that Purchaser shall not be required to notify more than one person at more than one address to give notice to both Seller and the Stockholders. Any notice given in accordance with the foregoing shall be deemed to have been given when delivered in person or received by facsimile or, if mailed, on the second business day next following the date on which it shall have been deposited in the mails.

      9.9 Missouri Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the internal laws of the State of Missouri.

      9.10 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article IV hereof, the other Indemnitees, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

      9.11 Headings, Gender and "Person." All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.
Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any others entity.

      9.12 Schedules and Exhibits. All schedules and exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

      9.13 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      9.14 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

      9.15 Guarantee. The Stockholder hereby unconditionally guarantees to Purchaser and its affiliates the full and timely performance of all of the obligations and agreements of Seller hereunder. The foregoing guarantee shall include the guarantee of the payment of all damages, costs and expenses which might become recoverable as a result of the nonperformance of any of the obligations or agreements so guaranteed or as a result of the nonperformance of this guarantee. Any guaranteed person may, at its option, proceed against the Stockholder for the performance of any such obligation or agreement, or for damages for default in the performance thereof, without first proceeding against any other party or against any of its properties. The Stockholder further agrees that his guarantee shall be an irrevocable guarantee and shall continue in effect notwithstanding any extension or modification of any guaranteed obligation, any assumption of any such guaranteed obligation by any other party, or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor and the Stockholder hereby waives all special suretyship defenses and notice requirements. Anything herein to the contrary notwithstanding, the amount of the Stockholder's liability under this Section 9.15 shall be limited to the unpaid amount due the Stockholder under the Consulting and the Noncompetition Agreement provided for in this Agreement.

      9.20 Affiliate. For purposes of this Agreement, the term "affiliate" when used with respect to a party shall mean any other party directly or indirectly controlled by, under common control with or in control of such party.
   IN WITNESS WHEREOF,
the parties have duly executed this Agreement as of the day and year first above written.

SPARTECH CORPORATION                      STOCKHOLDER:



By:/s/ Bradley B. Buechler                /s/ Claude Cason, Jr.
   Name:                                  Claude Cason, Jr.
   Title:  President and
             Chief Executive
             Officer

PRODUCT COMPONENTS, INC.



By:/s/ Claude Cason, Jr.
   Name:
   Title:  President

 EXHIBIT 99
                           Company Contacts:
                                        Bradley B. Buechler, President
                                          and Chief Executive Officer

                                        David B. Mueller, V.P. of Finance
                                          and Chief Financial Officer


For Immediate Release:
Thursday, February 3, 1994


                             SPARTECH CORPORATION ACQUIRES

                        NET ASSETS OF PRODUCT COMPONENTS, INC.


      ST. LOUIS, MISSOURI, February 3, 1994 -- Spartech Corporation (AMEX-SEH) announced today that it completed its purchase of the net assets of Product Components, Inc. ("ProCom"), a long established manufacturer of rigid plastic sheet & rollstock, which has two manufacturing plants and annual sales of approximately $25-$30 million.
      Bradley B. Buechler, Spartech's President and Chief Executive Officer, stated that, "This purchase is of pivotal importance in the further expansion of the Company's national rigid sheet & rollstock group, Spartech Plastics; it adds two new locations and significantly improves our position in the growing polyolefin market. ProCom's two mideastern U.S. locations, Richmond, Indiana and Clare, Michigan, will operate as Spartech Plastics facilities in the future, expanding the division to eight extrusion plants strategically situated throughout the country."
      Mr. Buechler further stated, "Spartech Plastics now has total production capacity of more than 225 million pounds with projected annual sales over the next twelve months of nearly $190 million, or approximately 20% of the $900 million U.S. custom rigid sheet & rollstock market. The acquisition price, exclusive of working capital requirements, was approximately $8 million."
                                        -more-

      David B. Mueller, Spartech's Vice President of Finance and Chief Financial Officer, stated, "Assuming volumes continue at current levels, Spartech Corporation's total annualized sales (including our merchant compounding division) will approximate $235 million, with operating earnings of around $13.5 million. Spartech plans on putting additional manufacturing equipment and capital into the newly acquired operations over the next twelve months. Claude Cason, ProCom's prior owner, will be a consultant to Spartech's rigid sheet & rollstock group for the next few years, with Pat Fleming, who recently joined the Company, becoming General Manager for Spartech Plastics' new mideastern region."

                                         -30-